Exhibit 10.3

LETTER OF CREDIT AGREEMENT

A. THIS LETTER OF CREDIT AGREEMENT ("this Agreement") dated as of July 27, 2009 is entered into by M/I HOMES, INC., an Ohio corporation (“Borrower”), and REGIONS BANK, an Alabama banking corporation (the "Bank").

Recitals

B. Borrower has asked the Bank to issue, at any time and from time to time, irrevocable standby letters of credit (the "Letters of Credit") in favor of the beneficiaries identified by Borrower (the “Beneficiaries”) in a form customarily used or otherwise approved by the Bank in an aggregate amount not to exceed $8,750,000 (the “Commitment”).

C. The Letters of Credit will be issued by the Bank pursuant to this Agreement, whereby Borrower will agree, among other things, to reimburse the Bank for all amounts drawn by the Beneficiaries pursuant to the Letters of Credit.

Agreement

D. NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to issue the Letters of Credit, Borrower and the Bank hereby covenant, agree and bind themselves as follows:

ARTICLE 1

Definitions and Other Provisions

of General Application

SECTION 1.1 Definitions

E. Unless otherwise defined herein, terms that are defined in the Syndicated Credit Agreement and used herein shall have the meanings ascribed to them in the Syndicated Credit Agreement and the following terms shall have the following meanings:

F. "Bank" shall mean Regions Bank, an Alabama banking corporation, and its successors and assigns.

G. "Beneficiaries" shall have the meaning stated in the Recitals.

H. “Borrower" shall mean M/I Homes, Inc., a corporation organized under the laws of Ohio, and its successors and assigns.

I. "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions are required or authorized to close in the city where drawings under the Letters of Credit are to be made.

J. "Commitment" shall have the meaning stated in the Recitals.

K. “Control and Pledge Agreement” shall mean that certain Deposit Account Control Agreement and Security Agreement of even date herewith executed by Borrower and the Bank.

L. "Credit Agreement" or "this Agreement" shall mean this instrument as originally executed or as it may from time to time be supplemented, modified or amended by one or more instruments entered into pursuant to the applicable provisions hereof.

M. "Drawing" shall mean a drawing under the Letters of Credit.

N. "Event of Default" shall have the meanings stated in Section 5.1.  An Event of Default shall "exist" if an Event of Default shall have occurred and be continuing.

O. “Fee Letter” shall mean the letter from the Bank to the Borrower dated as of July 27, 2009 relating to certain fees payable by the Borrower in respect of the transactions provided for in this Agreement as it may be amended, modified, restated or supplemented from time to time.

P. "Financing Documents" shall mean the Letters of Credit, this Agreement, the Control and Pledge Agreement and all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Bank and including all other pledges, powers of attorney, consents, assignments, contracts, notices, agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower, or any employee of Borrower (in each case, to the extent relating to the Obligations), and delivered to the Bank in connection with this Agreement or the transactions contemplated thereby.  Any reference in this Agreement or any other Financing Document to a Financing Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Financing Document as the same may be in effect at any and all times such reference becomes operative.

Q. "Letter of Credit Exposure" shall mean the sum of (i) the aggregate Stated Amount of all Letters of Credit outstanding at such time and (ii) the aggregate amount of all Reimbursement Obligations related to the Letters of Credit outstanding at such time.

R. "Letters of Credit" shall have the meaning stated in the Recitals.

S. “Minimum Coverage Amount” shall mean, at any time, 105% of the Letter of Credit Exposure.

T. "Obligations" shall mean (1) all Letters of Credit commissions, fees, charges and costs becoming due and payable under this Agreement in accordance with the terms thereof; (2) all amounts becoming due and payable under this Agreement in accordance with the terms thereof as reimbursement of sums paid by the Bank under the Letters of Credit; (3) all interest becoming due and payable under this Agreement in accordance with the terms thereof; (4) all amounts becoming due and payable under this Agreement in accordance with the terms thereof upon the occurrence and continuance of an Event of Default under this Agreement; (5) all amounts becoming due and payable by Borrower under this Agreement as reimbursement of increased cost to the Bank caused by changes in law or regulations or in the interpretation thereof; (6) all other amounts payable by Borrower under this Agreement or any of the other Financing Documents; and (7) all renewals and extensions of any or all of the Obligations of Borrower described in clauses (1) through (6) above (including without limitation any renewal or extension of, and any substitute for, the Letters of Credit), whether or not any renewal or extension agreement is executed in connection therewith.

U. "Prime Rate" shall mean that rate of interest designated by the Bank from time to time as its “prime rate,” it being expressly understood and agreed that the “prime rate” is merely an index rate used by the Bank to establish lending rates and is not necessarily the Bank’s most favorable lending rate and that changes in the “prime rate” are discretionary with the Bank.

V. "Reimbursement Obligations" shall have the meaning stated in Section 2.2.

W. "Stated Amount" shall mean the maximum amount available to be drawn under the Letters of Credit, as reduced from time to time and reinstated from time to time pursuant to the terms and conditions of the Letters of Credit.

X. "Stated Expiration Date" shall mean the date on which the Letters of Credit will expire by their terms unless terminated sooner upon the occurrence of any early termination event specified therein.

Y. "Syndicated Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement effective as of October 6, 2006, executed by Borrower, the other parties signatory thereto, JP Morgan Chase Bank, N.A., as Agent for itself and for the lenders and the other lenders signatory thereto, as amended, restated or supplemented from time to time.

Z. "Termination Date" shall mean August 31, 2010.

SECTION 1.2 General Rules of Construction

AA. For all purposes of this Agreement, except as otherwise expressly provided, or unless the context otherwise requires:

(a) Defined terms in the singular shall include the plural as well as the singular and vice versa.

(b) The definitions in the recitals are incorporated into this Agreement.

(c) All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made, in accordance with generally accepted accounting principles.  All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

(d) All references in this instrument to designated "articles", "sections" and other subdivisions are to the designated articles, sections and subdivisions of this instrument as originally executed.

(e) The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section or other subdivision.

(f) All references in this instrument to a separate instrument are to such separate instrument as the same may be amended or supplemented from time to time pursuant to the applicable provisions thereof.

(g) The term "person" shall include any individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization and any government or any agency or political subdivision thereof.

SECTION 1.3 Effect of Headings and Table of Contents

BB. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.4 Separability Clause

CC. If any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.5 Governing Law

DD. This Agreement shall be construed in accordance with and governed by the laws of the State of Alabama.

SECTION 1.6 Counterparts

EE. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

ARTICLE 2

Issuance of Letters of Credit;

Reimbursement and Fees

SECTION 2.1 Issuance of Letters of Credit

(a) Subject to and upon the terms and conditions herein set forth, so long as no Event of Default has occurred and is continuing, the Bank will, at any time and from time to time on and after the Closing Date and prior to the Termination Date, and upon request by Borrower in accordance with the provisions of Section 2.1(b) hereof, issue for the account of Borrower the Letters of Credit denominated in U.S. dollars and in a form customarily used or otherwise approved by the Bank.  In no event shall the aggregate Stated Amount of the Letters of Credit exceed the Commitment.  Notwithstanding the foregoing:

(i) No Letter of Credit shall be issued that by its terms expires later than the Termination Date; provided, however, that such Letter of Credit may expire by its terms on a date later than the Termination Date so long as the Control and Pledge Agreement is in effect and Borrower maintains the Minimum Coverage Amount.

(ii) The Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Bank from issuing such Letter of Credit, or any requirement of law applicable to the Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Bank shall prohibit, or request that the Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Bank as of the Closing Date and that the Bank in good faith deems material to it.  The Bank agrees that, as promptly as practicable as it becomes aware of any circumstances that may prevent the Bank from issuing any Letter of Credit pursuant to this clause (ii), the Bank shall notify Borrower and describe such circumstances in reasonable detail, and the Bank shall, to the extent not inconsistent with the Bank’s internal policies of general application and in accordance with applicable law, use reasonable commercial efforts to take such actions as would allow the Bank to issue Letters of Credit in accordance with this Agreement notwithstanding the existence of any circumstances described in this clause (ii).

(iii) No Letter of Credit shall be issued if the Stated Amount upon issuance, when added to the aggregate Letter of Credit Exposure at such time, would exceed the Commitment.

(iv) Notwithstanding any other provisions to the contrary set forth herein, Letters of Credit deemed issued hereunder may contain a statement to the effect that such credit is issued for the account of any subsidiary or affiliate of Borrower providing that notwithstanding such statement, Borrower shall be the actual account party for all purposes of this Agreement for such Letters of Credit and such statement shall not affect Borrower’s reimbursement obligations hereunder with respect to such Letters of Credit.

(b) Whenever Borrower desires the issuance of a Letter of Credit, Borrower will give the Bank written notice not later than 11:00 a.m., Birmingham, Alabama time, three Business Days (or such shorter period as is acceptable to the Bank in any given case) prior to the requested date of issuance thereof.  Each such notice (each, a “Letter of Credit Notice”) shall be irrevocable, shall be given in the form specified by the Bank, and shall specify (i) the requested date of issuance, which shall be a Business Day, (ii) the requested Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the requested beneficiary or beneficiaries of the Letter of Credit.  Borrower will also complete any application procedures and documents reasonably required by the Bank in connection with the issuance of any Letter of Credit.  In the event of any conflict between the provisions of any application and the provisions of this Agreement, the provisions of this Agreement shall govern.  The renewal or extension of any outstanding Letter of Credit shall, for purposes of this Section 2.1, be treated in all respects as the issuance of a new Letter of Credit.

SECTION 2.2 Reimbursement

Borrower agrees to reimburse the Bank (a "Reimbursement Obligation"), within three (3) Business Days after demand therefor, for all sums paid by the Bank under the Letter of Credit, together with interest thereon during the period from the date of payment thereof by the Bank until receipt by the Bank of reimbursement therefor, at an annual rate equal to the Prime Rate in effect from time to time during such period.

SECTION 2.3 Fees for Maintenance of Letters of Credit

(a) For the issuance of the Letters of Credit, Borrower agrees to pay to the Bank such fees set forth in the Fee Letter.

(b) Borrower shall pay to the Bank such commissions, draw fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Bank (including all courier fees associated with such Letters of Credit), but without duplication of amounts payable under Section 2.3(a).

SECTION 2.4 Increased Costs

(a) If, after the date of delivery of this Agreement, any change in any law or regulation or in the interpretation, administration or enforcement thereof by any Governmental Authority charged with the administration thereof or any action by any Governmental Authority (whether or not constituting or resulting from such change) shall either

(i) impose, modify or deem applicable any reserve, assessment, special deposit or similar requirement against letters of credit issued by the Bank or

(ii) impose on the Bank any other condition (including without limitation any capital adequacy requirement) regarding this Agreement or the Letters of Credit,

and the result of any such event shall be to increase the cost to the Bank of issuing or maintaining the Letters of Credit (which increase in cost shall be the result of the Bank's reasonable allocation of the aggregate of such cost increases resulting from such events and shall be calculated without giving effect to any participation granted in the Letters of Credit), then, upon demand by the Bank, Borrower shall immediately pay to the Bank from time to time, as specified by the Bank in writing, additional amounts which shall be sufficient to compensate the Bank for such increased costs.

(b) The Bank shall deliver to Borrower a reasonably detailed certificate showing the basis for such increased costs incurred by the Bank as a result of any event referred to in subsection (a) of this Section, and such certificate shall be presumptive evidence as to the amount thereof provided that such determination is made in good faith.  In making the determination contemplated by such certificate, the Bank may make such reasonable estimates, assumptions, allocations and the like that the Bank deems to be appropriate.  If the Bank claims any amount payable under this Section 2.4, the Bank shall use reasonable commercial efforts (consistent with its internal policy and legal and regulatory restrictions) efforts to minimize such increased costs.

SECTION 2.5 Place and Time of Payments

(a) All payments by Borrower to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds to the Bank at its hand delivery address set forth in Section 6.1 or at such other address within the continental United States as shall be specified by the Bank by notice to Borrower.

(b) All amounts payable by Borrower to the Bank hereunder for which a payment date is expressly set forth herein (including without limitation payments due pursuant to Sections 2.2 and 2.3) shall be payable without notice or written demand by the Bank.  All amounts payable by Borrower to the Bank hereunder for which no payment date is expressly set forth herein shall be payable on written demand by the Bank to Borrower.

(c) The Bank may, at its option, send written notice to Borrower of amounts payable pursuant to Sections 2.2 and 2.3, but the failure to send such notice shall not affect or excuse Borrower's obligation to make payment of the amounts required by such Sections on the due date specified in such Sections.

(d) Payments which are due on a day which is not a Business Day shall be payable on the next succeeding Business Day, and any interest payable thereon shall be payable for such extended time at the specified rate.

SECTION 2.6 Late Payments

FF. With respect to all amounts payable to the Bank by Borrower pursuant to this Article (a) which are not paid on the due date, in the case of amounts payable on a specified date, or (b) which are not paid within 3 Business Days of written notice to Borrower, in the case of amounts payable on demand, Borrower agrees to pay to the Bank on demand interest at a variable per annum rate equal to the Prime Rate plus four percent (4%), for each day from the specified date of payment, or the date of written demand for payment, as the case may be, to the date payment is made.

SECTION 2.7 Computation of Charges

GG. The interest, fees and charges provided for in this Agreement based upon annual rates shall be computed on the basis of a 360-day year, for actual days elapsed.  All interest rates based upon the Prime Rate shall change when and as the Prime Rate shall change, effective on the opening of business on the date of any such change.

SECTION 2.8 Obligations of Borrower Absolute

HH. The obligations of Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following:

(a) any lack of validity or enforceability of any of the Financing Documents;

(b) any amendment or waiver of or any consent to departure from all or any of the Financing Documents;

(c) the existence of any claim, set-off, defense or other rights which Borrower may have at any time against any person or entity, whether in connection with any of the Financing Documents, or any unrelated transaction;

(d) any statement or any other document presented under the Letters of Credit proves to be forged, fraudulent, invalid or insufficient in any respect or any statement therein proves to be untrue or inaccurate in any respect whatsoever;

(e) payment by the Bank under the Letters of Credit against presentation of a draft or certificate which does not strictly comply with the terms of the Letters of Credit, provided such payment shall not have constituted negligence or willful misconduct by the Bank; and

(f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided the same shall not have constituted gross negligence or willful misconduct by the Bank.

ARTICLE 3

Conditions Precedent to Issuance

of Letters of Credit

SECTION 3.1 Representations and Warranties

II. On and as of the date of issuance of the Letters of Credit, the representations and warranties set forth in Section 4.1 shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate to an earlier date.

SECTION 3.2 No Default

JJ. On and as of the date of issuance of the Letters of Credit, Borrower shall be in compliance with all the terms and provisions set forth in this Agreement on its part to be observed or performed, and no Event of Default, nor any event that upon notice or lapse of time or both would constitute such an Event of Default, shall exist.

SECTION 3.3 Conditions Precedent to Issuance of Letters of Credit

KK. The obligation of the Bank to issue the Letters of Credit is subject to the receipt by the Bank of the following, each of which shall be satisfactory to the Bank in form and substance:

(a) Financing Documents.  An executed counterpart of each of the Financing Documents.

(b) Organization of Borrower and Approvals.  A certified copy of the organizational documents of Borrower and all action taken by its governing body approving the Financing Documents and the consummation of the transactions contemplated thereby (including, without limitation, a certificate setting forth the resolutions (if any) of the governing body of Borrower for such purpose).

(c) Certificate of Borrower.  A certificate by Borrower to the effect that, as of the date of delivery of the Letters of Credit and after giving effect thereto:  (1) no Event of Default, as herein defined, shall have occurred and be continuing under this Agreement; (2) no event shall have occurred and be continuing which, with notice or lapse of time or both, would constitute an Event of Default under this Agreement; and (3) the representations and warranties made by Borrower in Section 4.1 of this Agreement shall be true in all material respects on and as of such date with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date.

(d) Deposit.  Evidence that Borrower has deposited cash into the Account (as defined in the Control and Pledge Agreement) in an amount not less than $4,375,000.

(e) Additional Evidence.  Such additional legal opinions, certificates, proceedings, instruments and other documents as the Bank or its counsel may reasonably request to evidence (1) compliance by Borrower with legal requirements, (2) the truth and accuracy, as of the date of delivery of the Letters of Credit, of the respective representations of Borrower contained in the Financing Documents, and (3) the due performance or satisfaction by Borrower, at or prior to the date of delivery of the Letters of Credit, of all agreements then required to be performed and all conditions then required to be satisfied by them pursuant to the Financing Documents.

ARTICLE 4

Representations and Covenants

SECTION 4.1 Representations and Warranties

LL. Borrower hereby represents and warrants to the Bank that each representation and warranty contained in Section 4 of the Syndicated Credit Agreement (as in effect on the date hereof) is true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate to an earlier date), and by this reference each such representation and warranty is incorporated herein in its entirety (provided that any changes thereto which are consented to in writing by the Required Lenders shall be deemed incorporated into this provision automatically upon such written consent).  For clarity, defined terms used in Section 4 of the Syndicated Credit Agreement which are also defined in this Agreement, shall have the meaning as set forth in this Agreement.

SECTION 4.2 Affirmative Covenants

MM. Borrower hereby covenants and agrees with the Bank that, so long as any of the Obligations remain unpaid, it will perform and comply with each of the covenants and agreements set forth in Section 6 of the Syndicated Credit Agreement (as in effect on the date hereof) as though such covenants were recited herein in their entirety, and by this reference each such covenant and agreement is incorporated herein in its entirety (provided that any changes thereto which are consented to in writing by the Required Lenders shall be deemed incorporated into this provision automatically upon such written consent).  For clarity, (a) where any of the aforementioned covenants require notice to or from a party, or delivery of items or information to or from a party, as incorporated herein such references shall be references to the applicable parties to this Agreement, and (b) defined terms used in Section 6 of the Syndicated Credit Agreement which are also defined in this Agreement shall have the meaning as set forth in this Agreement.

SECTION 4.3 Negative Covenants

NN. Borrower hereby covenants and agrees with the Bank that, so long as any of the Obligations remain unpaid, it will perform and comply with each of the covenants and agreements set forth in Section 7 of the Syndicated Credit Agreement (as in effect on the date hereof) as though such covenants and agreements were recited herein in their entirety, and by this reference each such covenant and agreement is incorporated herein in its entirety (provided that any changes thereto which are consented to in writing by the Required Lenders shall be deemed incorporated into this provision automatically upon such written consent).  For clarity, (a) where any of the aforementioned covenants require notice to or from a party, or delivery of items or information to or from a party, as incorporated herein such references shall be references to the applicable parties to this Agreement, and (b) defined terms used in Section 7 of the Syndicated Credit Agreement which are also defined in this Agreement shall have the meaning as set forth in this Agreement.

SECTION 4.4 Minimum Coverage Amount

OO. Borrower shall (i) maintain the Minimum Coverage Amount at all times and (ii) deposit the sum of $4,375,000 into the Account (as defined in the Control and Pledge Agreement) on the date the Letter of Credit Exposure exceeds $4,170,000.

ARTICLE 5

Events of Default and Remedies

SECTION 5.1 Events of Default

PP. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) any representation or warranty made in this Agreement or in any of the other Financing Documents by Borrower shall prove to be false or misleading in any material respect as of the time made; or

(b) any report, certificate, financial statement or other instrument furnished by Borrower in connection with this Agreement, or the transactions provided for in this Agreement or any of the other Financing Documents, shall prove to be false or misleading in any material respect as of the time made; or

(c) failure to make any payment required under Article 2 as and when the same shall become due and payable; or

(d) default shall be made in the due observance or performance of the covenant set forth in Section 4.4; or

(e) the occurrence of an event of default, as therein defined, under any other Financing Document or the occurrence of any one or more of the events set forth in Section 9 of the Syndicated Credit Agreement (whether or not such Syndicated Credit Agreement is terminated) and the expiration of the applicable grace period, if any, specified therein.

SECTION 5.2 Remedies

QQ. If any Event of Default exists, the Bank shall have no obligation to issue any further Letters of Credit and may exercise any of the following remedies:

(a) upon notice to Borrower, declare all amounts, if any, not otherwise immediately due under this Agreement to be, and all such amounts shall thereupon become, due and payable to the Bank, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement to the contrary notwithstanding, provided that any outstanding Letter of Credit for which the Bank has cash collateral in accordance with the requirements of this Agreement and the Control and Pledge Agreement shall remain in full force and effect in accordance with its terms, subject to the Bank’s rights pursuant to this Agreement and the Control and Pledge Agreement with respect to the cash collateral that secures such Letter of Credit; or

(b) exercise its banker's lien or right of set-off; or

(c) proceed to protect its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement of Borrower herein contained or in aid of the exercise of any power or remedy granted to the Bank under any other Financing Document.

SECTION 5.3 Reserve for Reimbursement

RR. If an Event of Default exists under this Agreement and the Letters of Credit remain outstanding, Borrower agrees to pay to the Bank, promptly upon demand by the Bank therefor, such amount that, when added to the aggregate cash collateral in the Account (as defined in the Control and Pledge Agreement) equals 105% of the maximum amount available to be drawn under the Letters of Credit.  All amounts so paid to the Bank (or recovered by the Bank by legal or other action in the event Borrower shall fail or refuse to make payment as required by this Section) shall be held by the Bank in reserve as security for reimbursement for any draws the Bank may be required to pay under the Letters of Credit.  The Bank may maintain any reserve held under the terms of this Agreement in any manner the Bank may see fit, and the Bank may invest the same in such investment or investments as the Bank may choose or not invest the same.  So long as no Event of Default exists, the Bank shall be required to pay, and to account to Borrower for, any interest or other earnings on any reserve at any time held by the Bank under this Agreement.  Any income or profits from any investment of such reserve made by the Bank shall not become a part of such reserve and will be paid to Borrower no less frequently than quarterly if no Event of Default exists.

SECTION 5.4 No Remedy Exclusive

SS. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute.  No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

SECTION 5.5 Agreement to Pay Attorneys' Fees

TT. If Borrower should default under any of the provisions of this Agreement and the Bank should employ attorneys or incur other expenses for the collection of any payments due hereunder or the enforcement of performance or observance of any agreement or covenant on the part of Borrower herein contained, Borrower will on demand therefor pay to the Bank the reasonable fees of such attorneys and such other expenses so incurred.

SECTION 5.6 No Additional Waiver Implied by One Waiver

UU. If any agreement contained in this Agreement should be breached by Borrower and thereafter waived by the Bank, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

SECTION 5.7 Remedies Subject to Applicable Law

VV. All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable.

ARTICLE 6

Miscellaneous

SECTION 6.1 Notices

(a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, Borrower or the Bank must (except as otherwise provided in this Agreement) be in writing and be delivered by one of the following means:  (1) by personal delivery at the hand delivery address specified below, (2) by courier delivery, (3) by first-class, registered or certified mail, postage prepaid and addressed as provided below, or (4) if facsimile transmission facilities for such party are identified below or pursuant to a separate notice from such party, sent by facsimile transmission to the number specified below or in such notice.  The hand delivery or courier delivery address, mailing address and (if applicable) facsimile transmission number for receipt of notice or other documents are as follows:

Borrower

By hand or mail:                                M/I Homes, Inc.
3 Easton Oval
Columbus, Ohio  43219
Attention:                      Chief Financial Officer
Phone:                      (614) 418-8011
Fax:                      (614) 418-8080

With a copy to:                                Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio  443215
Attention:                      Thomas O. Ruby
Phone:                      (614) 464-5698
Fax:                      (614) 719-4934

Bank

By hand:                                1900 5th Avenue North
25th Floor, Regions Center
Birmingham, Alabama  35203
Attention:                      Homebuilder Finance Department

By mail:                                P.O. Box 11077
Birmingham, Alabama 35288
Attention:                      Homebuilder Finance Department

By facsimile:                                (205) 801-0138

With a copy to:                                J. Kris Lowry
Maynard, Cooper and Gale, P.C.
1901 6th Avenue North
2400 Regions/Harbert Plaza
Birmingham, Alabama  35203-2618

1. By facsimile:                                (205) 254-1999

Any of such parties may change the address for receiving any such notice or other document by giving notice of the change to the other parties named in this Section.

(b) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, director or other legal representative of the party) at the address or number specified pursuant to this Section, or, if sent by mail, 3 days after such notice or document is deposited in the United States mail, addressed as provided above.

SECTION 6.2 Indemnification

WW. Borrower hereby indemnifies and holds harmless the Bank from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever which the Bank may incur (or which may be claimed against the Bank by any person or entity whatsoever) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, the Letters of Credit; provided, that Borrower shall not be required to indemnify the Bank for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of the Bank in determining whether a draft or certificate presented under the Letters of Credit complied with the terms of the Letters of Credit or (b) the Bank's negligent or willful failure to pay under the Letters of Credit after the presentation to it by the Beneficiary of a draft and certificate strictly complying with the terms and conditions of the Letters of Credit.  Nothing in this Section is intended to limit the reimbursement obligation of Borrower contained in Article 2.

SECTION 6.3 Liability of the Bank

XX. For the exclusive benefit of the Bank and as between the Bank and Borrower only, Borrower assumes all risks of the acts or omissions of the Beneficiary and any transferee of the Letters of Credit with respect to its use of the Letters of Credit.  Neither the Bank nor any of its officers or directors shall be liable or responsible for:

(a) the use which may be made of the Letters of Credit or for any acts or omissions of the Beneficiaries and any transferee in connection therewith;

(b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;

(c) payment by the Bank against presentment of documents which do not strictly comply with the terms of the Letters of Credit, including but not limited to, failure of any documents to bear any reference or adequate reference to the Letters of Credit; or

(d) any other circumstances whatsoever in making or failing to make payment under the Letters of Credit,

except only that Borrower shall have a claim against the Bank, and the Bank shall be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by Borrower which Borrower proves were caused by the Bank's willful misconduct or negligence in determining whether documents presented under the Letters of Credit comply with the terms of the Letters of Credit or the Bank's willful or negligent failure to pay under the Letters of Credit after the presentation to it by the Beneficiary of a draft and certificate strictly complying with the terms and conditions of the Letters of Credit.  In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 6.4 Continuing Obligation

YY. This Agreement is a continuing obligation and shall (a) be binding upon Borrower and the Bank, their successors and assigns, and (b) inure to the benefit of and be enforceable by Borrower and Bank and their successors and assigns; provided, that Borrower may not assign all or any part of this Agreement without the prior written consent of the Bank.

SECTION 6.5 Costs, Expenses and Taxes

ZZ. Borrower shall promptly on demand pay all costs and expenses, including the reasonable fees and disbursements of counsel to the Bank, incurred by the Bank in connection with (a) the issuance of the Letters of Credit and the administration or collection of the Obligations, (b) the negotiation, preparation and review of the Financing Documents, (c) the enforcement of any of the Financing Documents, (d) the exercise by or on behalf of the Bank of any of its rights, powers or remedies under the Financing Documents, and (e) the prosecution or defense of any action or proceeding by or against the Bank, Borrower, or any one or more of them, concerning any matter related to this Agreement or any of the other Financing Documents, or any of the Obligations.  Borrower's obligations under this Section 6.5 shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 6.6 Submission to Jurisdiction

AAA. Borrower irrevocably (a) acknowledges that this Agreement will be accepted by the Bank and performed by Borrower in the State of Alabama (which is the state in which the Bank’s main office is located) and that the Letter of Credit will be issued in that state; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the “Courts”) over any suit, action or proceeding arising out of or relating to this Agreement (individually, an “Agreement Action”); (c) waives, to the fullest extent permitted by law, any objection or defense that Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Agreement Action brought in any of the Courts; (d) agrees that final judgment in any Agreement Action brought in any of the Courts shall be conclusive and binding upon Borrower and may be enforced in any other court to the jurisdiction of which Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on Borrower in any Agreement Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to Borrower at the address designated in or pursuant to Section 6.1 hereof; (f) agrees that service in the manner specified in clause (e) next above shall in every respect be effective and binding on Borrower to the same extent as though such service of process were served on Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS SECTION, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE “FAIR WARNING” TO BORROWER THAT THE EXECUTION OF THIS AGREEMENT MAY SUBJECT BORROWER TO THE JURISDICTION OF THE COURTS OF THE STATE OF ALABAMA WITH RESPECT TO ANY AGREEMENT ACTIONS, AND THAT IT IS FORESEEABLE BY BORROWER THAT BORROWER MAY BE SUBJECTED TO THE JURISDICTION OF THE COURTS OF THE STATE OF ALABAMA AND MAY BE SUED IN THAT STATE IN ANY AGREEMENT ACTIONS.  Nothing in this Section 6.6 shall limit or restrict the Bank’s right to serve process or bring Agreement Actions in manners and in courts otherwise than as herein provided.

SECTION 6.7 Non Waiver

BBB. No failure or delay on the part of the Bank in exercising any right, power or privilege under this Agreement or under any of the other Financing Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

SECTION 6.8 Modification; etc.

CCC. No modification, amendment or waiver of any provision of this Agreement or any of the other Financing Documents, and no consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an authorized officer of the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

SECTION 6.9 Set off

DDD. While any Event of Default exists, the Bank is authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not the Bank shall have made any demand under this Agreement and although such Obligations may be unmatured.  The rights of the Bank under this Section are in addition to all other rights and remedies (including other rights of set off or pursuant to any banker’s lien) that the Bank may have.

SECTION 6.10 WAIVER OF JURY TRIAL

EEE. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BANK AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

SECTION 6.11 Termination

FFF. Borrower may terminate this Agreement and the Commitment before the Termination Date, in whole but not in part, by giving the Bank 30 days prior written notice; provided, however, no termination by Borrower shall be effective until (a) Lender shall have received cash collateral in an amount that, when added to the aggregate cash collateral in the Account (as defined in the Control and Pledge Agreement) equals 105% of all Obligations which remain contingent and (b) all other Obligations have been fully and finally paid and performed.  Any notice of termination shall be irrevocable.  The Bank may terminate this Agreement and the Commitment at any time, without notice, during the existence of an Event of Default.

GGG.

HHH.           [Signatures on following page]

III. IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

REGIONS BANK

By:

Name:

Title:

M/I HOMES, INC.

By:
Name:  Phillip G. Creek
Title:     Executive Vice President and Chief
Financial Officer

LETTER OF CREDIT AGREEMENT

Dated as of July 27, 2009

Between

M/I HOMES, INC.,

and

REGIONS BANK

TABLE OF CONTENTS

Page

Parties 1
Recitals 1

ARTICLE 1 Definitions and Other Provisions of General Application

SECTION 1.1                         Definitions [
SECTION 1.2                         General Rules of Construction
SECTION 1.3                         Effect of Headings and Table of Contents
SECTION 1.4                         Separability Clause
SECTION 1.5                         Governing Law
SECTION 1.6                         Counterparts

ARTICLE 2 Issuance of Letters of Credit; Reimbursement and Fees

SECTION 2.1                         Issuance of Letters of Credit
SECTION 2.2                         Reimbursement
SECTION 2.3                         Fees for Maintenance of Letters of Credit
SECTION 2.4                         Increased Costs
SECTION 2.5                         Place and Time of Payments
SECTION 2.6                         Late Payments
SECTION 2.7                         Computation of Charges
SECTION 2.8                         Obligations of Borrower Absolute

ARTICLE 3 Conditions Precedent to Issuance of Letters of Credit

SECTION 3.1                         Representations and Warranties
SECTION 3.2                         No Default
SECTION 3.3                         Conditions Precedent to Issuance of Letters of Credit

ARTICLE 4 Representations and Covenants

SECTION 4.1                         Representations and Warranties
SECTION 4.2                         Affirmative Covenants
SECTION 4.3                         Negative Covenants
SECTION 4.4                         Minimum Coverage Amount

ARTICLE 5 Events of Default and Remedies

SECTION 5.1                         Events of Default
SECTION 5.2                         Remedies
SECTION 5.3                         Reserve for Reimbursement
SECTION 5.4                         No Remedy Exclusive
SECTION 5.5                         Agreement to Pay Attorneys' Fees
SECTION 5.6                         No Additional Waiver Implied by One Waiver
SECTION 5.7                         Remedies Subject to Applicable Law

ARTICLE 6 Miscellaneous

SECTION 6.1                         Notices
SECTION 6.2                         Indemnification
SECTION 6.3                         Liability of the Bank
SECTION 6.4                         Continuing Obligation
SECTION 6.5                         Costs, Expenses and Taxes
SECTION 6.6                         Submission to Jurisdiction
SECTION 6.7                         Non Waiver
SECTION 6.8                         Modification; etc. [
SECTION 6.9                         Set off
SECTION 6.10                       WAIVER OF JURY TRIAL
SECTION 6.11                       Termination

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